EXH 10.41


                                    CONSULTING AGREEMENT
                                    --------------------

This Consulting Agreement (the "Agreement") is made and entered into this 10th day of March 2003, by and between Stockbroker Associates Corporation, a Delaware corporation ("Consultant" or "SAC") whose principle place of business is 5830 W Flamingo Blvd Suite 130 Las Vegas, NV 89103 and Phone1Globalwide, Inc., a Delaware corporation ("Client") whose principle place of business is 100 North Biscayne Boulevard, 25th Floor, Miami, FL 33132.

                                    RECITALS

     A. Consultant is engaged in the business of providing various consulting and public relations services for and on behalf of clients whose equity securities are publicly traded, including interactions with broker/dealers, strategic communication programs, industry awareness, marketing, and corporate fulfillment.

     B. Client is a company with a class of equity securities that are publicly traded on one or more markets or exchanges and Client desires to retain Consultant as an independent consultant upon the terms and conditions hereinafter set forth.

                                    AGREEMENT

NOW THEREFORE, in consideration of the mutual promises and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

                   I. CONSULTING AND PUBLIC RELATION SERVICES

Client hereby retains Consultant as an independent consultant to Client and Consultant hereby accepts and agrees to such retention. Subject to the terms and conditions of this Agreement, Consultant shall provide to Client such services of an advisory and consultative nature, as more fully described below, so as to develop market awareness, inform the brokerage community about Client and its operations, provide financial public relations and communicate promotional matters related to Client and its business (the "Consulting Services").

The Consulting Services which Consultant shall provide to Client are on a best efforts basis. Consultant makes no representation, warranty or guarantee of any particular outcome or success by reason of the Consulting Services or that the Consulting Services will benefit Client. In performing the Consulting Services, Consultant will:

               a. Gather all publicly available information relating to Client and confer with officers and directors of Client in an effort to fully understand such information and the nature of Client's business operations.

               b. Consolidate and/or "repackage" the information obtained into appropriate form for dissemination.

               c. Distribute information concerning Client to registered representatives of broker/dealer, and other persons, who Consultant determines, in its sole discretion, are capable of lawfully and effectively disseminating such information to the general public.

               d. Make available to the investment community, information concerning Client through the Internet on a website developed and maintained by Consultant.


                     II. TIME, MANNER AND PLACE PERFORMANCE

Consultant provides services similar to those provided for herein to other publicly traded companies. Client agrees that Consultant does not and shall not be required to devote its full time and efforts to Client. Consultant shall devote such time to Client as is reasonable and necessary to provide the Consulting Services to Client. Consultant shall be available for advice and counsel to the officers and directors of Client at such reasonable and convenient times and places as may mutually be agreed upon.

                           III. TERM OF THE AGREEMENT

The Term of this Agreement shall commence on the date hereof and shall continue until the earlier of one year from the date hereof or until Client's securities are approved for listing on the American Stock Exchange (AMEX) or NASDAQ stock market (the "Term"). Thereafter, the Term of this Agreement shall continue on a month-to-month basis and may be terminated effective the last day of the month in which either party gives at least ten (10) days' prior written notice to the other that it is terminating this Agreement. Notwithstanding the foregoing, the Term shall be subject to prior termination as provided in Section XI of this Agreement.

                                IV. COMPENSATION

In consideration of the Consulting Services to be provided to Client by Consultant, Client hereby agrees to compensate Consultant at the rate of $75,000 per month, payable monthly, in advance. Notwithstanding the foregoing, Client shall pay Consultant $225,000 at the time of execution of this Agreement, receipt of which is hereby acknowledged, representing advance payment of the first three months' of Consultant's services under this Agreement. Subject to prior termination as provided in Section XI, commencing March 10, 2003, and continuing on or before the same day of each month thereafter during the Term of this Agreement, Client shall pay Consultant the $75,000 monthly fee.

                                   V. EXPENSES

Client shall reimburse Consultant on demand for all extraordinary expenses and other disbursements, including but not limited to, travel, entertainment, mailing, printing and postage incurred by Consultant on behalf of Client in connection with the performance of the Consulting Services pursuant to the Agreement. Expenses and disbursements shall have Client's prior approval in writing.

                                VI. WORK PRODUCT

Client acknowledges that in the course of performing under this Agreement, Consultant, Consultant will be contacting various persons about Client. It is agreed that Consultant retains all intellectual property rights with respect to such contact list (the "Contact List") and all material specifically created or developed by Consultant in connection with the Consulting Services performed for Client (the "Materials"). Consultant hereby grants Client the right to use the Materials (but not the Contact List) after their distribution solely for the purpose of promoting Client to existing and prospective investors, but the Contact List and Material shall be and remain the physical and intellectual property of Consultant and all proprietary rights thereto shall remain with Consultant. Consultant may not use any Materials bearing the name, trade marks, logos or other proprietary marks of Client, except for the benefit of Client in accordance with this Agreement, or with the prior written consent of Client.

                         VII. DISCLOSURE OF INFORMATION

In connection with the Consulting Services, Consultant may gain access to Confidential Information (as hereinafter defined) of Client and/or its affiliates. Confidential Information includes information communicated orally, in writing, by electronic or magnetic media, by visual observation, or by other means, and may be marked confidential or proprietary, or bear a marking of like import, or which Client or its affiliate states to be Confidential or proprietary, or which would logically be considered confidential or proprietary under circumstances of its disclosure known to Consultant.

Consultant acknowledges and understands that (i) Confidential Information provides Client and its affiliates with a competitive advantage (or that could be used to the disadvantage of Client and its affiliates by a competitor), (ii) Client and its affiliates have a continuing interest in maintaining the confidentiality of Confidential Information and (iii) Client and its affiliates have a compelling business interest in preventing unfair competition stemming from the use or disclosure of Confidential Information. Moreover, Consultant acknowledges that customers of Client and/or its affiliates entrust Client and its affiliates with responsibility for acquiring knowledge relating to aspects of their customers' businesses, with the expectation that Client and its affiliates will hold all such knowledge, including in some cases the fact that they are doing business with Client and its affiliates, and the specific transactions in which they are engaged, in the strictest confidence ("Customer Confidences").

For purposes hereof, "Confidential Information" includes, but is not limited to information pertaining to business plans, joint venture agreements, licensing agreements, network configuration, financial information, contracts, customers, Customer Confidences, personal information about employees and the terms of their relationships with Client, products, trade secrets, specifications, designs, plans, drawings, software, data, prototypes, processes, methods, research, development or other information relating to the business activities and operations of Client and/or its affiliates.

Consultant agrees to keep Confidential Information confidential and, except as authorized by Client or its affiliate, in writing, Consultant shall not, directly or indirectly, use Confidential Information for any reason except to perform its obligations under this Agreement. No other rights or licenses, to trademarks, inventions, copyrights, patents or any other intellectual property rights are implied or granted under this Agreement or by the conveying of Confidential Information to Consultant.

Consultant shall restrict disclosure of Confidential Information to its own employees with a "need to know" (i.e., employees that require the Confidential Information to perform their responsibilities in connection with this Agreement) and not disclose it to any other person or entity without the prior written consent of Client or its affiliate. Consultant shall use Confidential Information only for purposes of performing under this Agreement, and shall advise those employees who access the Confidential Information of their obligations with respect thereto. Further, Consultant shall copy Confidential Information only as necessary, and ensure that all confidentiality notices are reproduced in full on such copies.

The restrictions in this Section shall not apply to any Confidential Information if Consultant can demonstrate that the Confidential Information:

     a. is or becomes available to the public through no breach of this Agreement;

     b. was previously known by Consultant without any obligation to hold it in confidence;

     c. is received from a third party free to disclose such information without restriction;

     d. is independently developed by Consultant without the use of the Confidential Information;

     e.   is approved for release by written authorization of Client;

     f. is required by law or regulation to be disclosed, but only to the extent and for the purposes of such required disclosure; or

     g. is disclosed in response to a valid order of a court or lawful request of a governmental agency, but only to the extent of and for the purposes of such order or request, provided that Consultant notifies Client of the order or request ten days prior to disclosure and permits Client and/or its affiliate to seek an appropriate protective order.

                          VIII. NATURE OF RELATIONSHIP

Nothing in this Agreement shall render any party a general partner of the other. Except as set forth in this Agreement neither party is nor shall be a general agent for the other and neither party is given authority to act on behalf of the other. Consultant is retained by Client in an independent capacity and Consultant shall not enter into any agreement or incur any obligation on behalf of Client without its prior written consent.

                            IX. CONFLICT OF INTEREST

This Agreement is non-exclusive. Consultant shall be free to perform services for other companies and persons. Consultant will use its best efforts to avoid conflicts of interest. Client agrees that it shall not be a conflict of interest that Consultant devotes time and resources to companies and persons other than Client. In the event that Consultant believes a conflict of interest arises which may affect the performance of the Consulting Services for Client, Consultant shall promptly notify Client of such conflict. Upon receiving such notice, Client may terminate this Agreement pursuant to Section XI.

                               X. INDEMNIFICATION

     a. Client agrees to indemnify and hold harmless Consultant and each officer, director and controlling person of Consultant against any losses, claims, damages, liabilities and/or expenses (including any legal or other expenses reasonably incurred in investigating or defending any action or claim in respect thereof) to which Consultant or such officer, director or controlling person may become subject, including under the Securities Act of 1933 as amended (the "Securities Act") or the Securities Exchange Act, as amended (the "Exchange Act"), to the extent caused by (i) actions of Client, (ii) the Information Package, (iii) Client SEC Reports (as hereinafter defined), (iv) materials provided to Consultant by Client for use by Consultant in its performance under this Agreement or (v) the breach of any representation, warrant or covenant of Client under this Agreement.

     b. Consultant agrees to indemnify and hold Client and each officer, director and controlling person of Client against any loses, claims, damages, liabilities and/or expenses (including any legal or other expenses reasonability incurred in investigating or defending any action or claim in respect thereof) to which Client or such officer, director or controlling person may become subject, including under the Securities Act or the Exchange Act, to the extent caused by (i) actions of Consultant or its agent (s) or (ii) the breach of any representation, warrant or covenant of Consultant under this Agreement.


                                 XI. TERMINATION

Notwithstanding Section III of this Agreement, this Agreement may be terminated:

     a. By Client upon 15 days prior written notice to Consultant for any reason or for no reason. Any compensation earned by Consultant under this Agreement through the termination date shall be paid by Client to Consultant.

     b. By Client, immediately upon notice to Consultant if (i) Consultant performs acts or services in violation of any law, rule, regulation, policy or order of any federal or state regulatory agency, or (ii) Consultant distributes information not provided to it or authorized in writing by Client which contains material misrepresentations or material omissions.

     c. By Consultant upon 10 days prior written notice to Client in the event;

          (1) Client fails to timely pay any compensation or expense reimbursement to Consultant within seven days of when due,

          (2) Client requests Consultant to perform acts or services in violation of any law, rule, regulation, policy or order of any federal or state regulatory agency,

          (3) Client provides information to Consultant for public distribution, which contains material representations or material omissions,

          (4) Client distributes to the public information containing material misrepresentations or omissions, or

          (5) Client is engaging in conduct in violation of any law, including rules, regulations, orders and policies of any federal or state regulatory agency.

     In the event of termination by Consultant pursuant to the provisions of this subparagraph, all earned but unpaid compensation up to the date of termination shall be paid by Client to Consultant.

                 XII. REPRESENTATIONS, WARRANTIES AND COVENANTS

     a.   Client represents and warrants to SAC that:

          (1) Organization. Client is a corporation duly organized, validly existing and in good standing under the laws of the State of its incorporation and it is duly qualified to do business as a foreign corporation in each jurisdiction in which it owns or leases property or engages in business.

          (2) Formal Action. Client has the corporate power and authority to execute and deliver this Agreement and to perform each of its obligations hereunder and this Agreement has been duly approved by Client's Board of Directors. (3) Valid and Binding Agreement. This Agreement has been duly executed and delivered by Client and is the valid and binding obligation of Client enforceable against it in accordance with its terms, except as enforcement may be limited by principles of equity and laws generally affecting the rights of creditors.

          (4) No Violation. The execution, delivery and performance of this Agreement does not and will not violate any provisions of the charter or bylaws of Client or any agreement to which Client is a party or any applicable law or regulation or order or decree of any court, arbitrator or agency of government and no action of, or filing with, any governmental or public body or authority is required in connection with the execution, delivery or performance of this Agreement.

          (5) Accuracy of Information. The information furnished in writing by Client to SAC regarding the business, operations, financial condition, including financial statements, business plans and biographical information regarding Client's directors and officers (collectively referred to as the "Information Package") is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made not misleading.

          (6) SEC Reports. Client is required to file reports under Section 12(g) of the Exchange Act of 1934. Client has filed all reports required to be filed by it under the Exchange Act (the "Client SEC Reports") and, to the best of Client's knowledge, Client SEC Reports filed prior to the date hereof do not misrepresent a material fact, omit a material fact or fail to state a fact necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading.

     b.   SAC represents and warrants to Client that:

          (1) Organization. SAC is a corporation duly organized, validly existing and in good standing under the laws of the State of its incorporation and it is duly qualified to do business as a foreign corporation in each jurisdiction in which it owns or leases property or engages in business.

          (2) Formal Action. SAC has the corporate power and authority to execute and deliver this Agreement and to perform each of its obligations hereunder and, to the extent required, this Agreement has been duly approved by SAC's Board of Directors.

          (3) Valid and Binding Agreement. This Agreement has been duly executed and delivered by SAC and is the valid and binding obligation of SAC enforceable against it in accordance with its terms, except as enforcement may be limited by principles of equity and laws generally affecting the rights of creditors.

          (4) No Violation. The execution, delivery and performance of this Agreement does not and will not violate any provisions of the charter or bylaws of SAC or any agreement to which SAC is a party or any applicable law or regulation or order or decree of any court, arbitrator or agency of government and no action of, or filing with, any governmental or public body or authority is required in connection with the execution, delivery or performance of this Agreement.

          (5) Licenses and Permits. SAC has all requisite licenses and permits in order for it to perform the Consulting Services and receive its compensation under this Agreement.

     c.   Client hereby covenants and agrees with SAC that:

          (1) The information to be provided by Client to SAC under this Agreement will be true, complete and accurate in all material respects, and will not misrepresent a material fact, omit a material fact or fail to state a fact necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading.

          (2) Client SEC Reports will comply with the requirements of the Exchange Act, will be true, complete and accurate in all material respects, will not misrepresent a material fact, omit a material fact or fail to state a fact necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading.

          (3) Client agrees to promptly advise SAC in writing of any condition, event, circumstance or act that would make any of the information contained in Client SEC Reports or the Information Package or in any report or other document prepared by SAC for and on behalf of Client (to the extent known to Client), misleading in any material respect. Client hereby agrees that SAC and its directors, officers, agents and employees may rely on the Information Package and on all other information furnished by Client until SAC is advised in writing by an authorized representative of Client, or otherwise becomes aware, that the information being relied upon by SAC is inaccurate or incomplete in any material respect.

          (4) SAC Reliance on Client's Full Disclosure. Client will provide, or cause to be provided, to SAC all financial and other information reasonably requested by SAC for the purpose of rendering its services pursuant to this Agreement. Client recognizes and confirms that SAC will use such information in performing the services contemplated by this Agreement without independently verifying such information and that SAC does not assume any responsibility to Client for the accuracy or completeness of such information. The persons executing this Agreement on behalf of Client certify that there is no fact known to them which materially and adversely affects or may (so far as Client's senior management can now reasonably foresee) materially and adversely affect the business, properties, condition (financial or other) or operations of Client which has not been set forth in Client SEC Reports or otherwise in written form delivered by Client to SAC.

     d.   SAC hereby covenants and agrees with Client that:

          (1) Consultant will comply with all applicable laws and rules and regulations of the Securities and Exchange Commission and all other laws, rules and regulations to which its activities are subject. In performing its services, Consultant will not use "fax blasting", "e-spam" or other similar methods of mass contact.

          (2) Consultant will not enter into an agreement or understanding, written or oral, that binds Client to any third party.

          (3) Consultant will not divulge Confidential Information without the prior written consent of Client.

          (4) Consultant will cease disseminating any information concerning Client, (a) known by Consultant to be inaccurate in any material respect, or (b) which Client directs Consultant to cease disseminating.

          (5) Consultant will not disseminate any information about Client not contained in a Client SEC Report or the Information Package, except to the extent authorized in writing by Client.

          (6) Consultant will not post any information on its Web site concerning Client unless such information is contained in a Client SEC Report, or Client has provided its prior written consent.

          (7) Neither Consultant nor any of its officers, directors, employees or agents shall, directly or indirectly, buy, sell or otherwise engage in trading activities with respect to Client's securities.

          (8) Neither Consultant nor any of its officers, directors, employees or agents shall recommend the purchase or sale of securities of Client to the general public. The foregoing shall not preclude Consultant from recommending the purchase of Client's securities to licensed brokers and/or dealers provided that (A) any such recommendation is accompanied or preceded by full written or electronic disclosure about Client, (B) disclosure of Consultant's compensatory arrangements with Client is made at the time the recommendation is made and (C) the broker and/or dealer is advised that the recommendation is that of Consultant, not Client, is based upon Consultant's analysis of the Company following its review of the Client SEC filings, and is not based upon confidential or non-public information.

          (9) In the event Consultant receives a request for information concerning Client from a member of the general public, Consultant's sole activities shall consist of forwarding written information, consistent with the terms and conditions of this Agreement, along with a referral to a licensed securities professional whom the inquirer can contact for further information. Neither Consultant nor any of its officers, directors, employees or agents shall accept any form or compensation or remuneration in connection with such referral.

                                  XIII. NOTICES

Any notices required or permitted to be given under this Agreement shall be sufficient if in writing and delivered via FAX, to the FAX number set forth below, or if sent by registered or certified mail, return receipt requested, to the address set forth below.

     a.   If to Consultant:

                           Stockbroker Associates Corporation
                           4001 S Decatur Blvd Ste 37-207
                           Las Vegas, NV 89103
                           Fax:  (702) 967 2366

     b.   If to Client:

                           Phone1Globalwide, Inc.
                           Dario Echeverry
                           100 North Biscayne Boulevard
                           25th Floor, Suite 2500
                           Miami, FL 33132
                           Fax: (305) 371 4686

                                 XIV. ASSIGNMENT

Neither party to this Agreement may assign its rights or obligations hereunder without the prior written consent of the other party to this Agreement.

                               XV. APPLICABLE LAW

This Agreement shall be interpreted and construed in accordance with and pursuant to the laws of the State of Nevada.

                                XVI. ARBITRATION

Any controversy or claim arising out of or related to this Agreement, or the breach thereof, shall be settled by arbitration administrated by the American Arbitration Association under its Commercial Arbitration Rules, with the arbitration proceeding and any hearing thereon be held (a) in Las Vegas, Nevada, in the event any such proceeding is initiated by Client and (b) in Miami, Florida, in the event such proceeding is initiated by Consultant. Judgment on the award rendered by the arbitrator (s) may be entered in any court having jurisdiction thereof.

                               XVII. SEVERABILITY

The provisions contained herein are severable and in the event any of them shall be held invalid, the Agreement shall be interpreted as if such invalid provisions were not contained herein.

                             XVIII. ENTIRE AGREEMENT

This entire Agreement constitutes and embodies the entire understanding and agreement of the parties and supersedes and replaces all prior understandings, agreements and negotiations of the parties. This Agreement may not be modified, except in writing and signed by all parties hereto.

                                XIX. COUNTERPARTS

This Agreement may be executed in counterparts, each of which shall constitute and be deemed an original, but both of which taken together shall constitute to one and the same document.

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement the day and year first above written.

                                CONSULTANT:

                                STOCKBROKER ASSOCIATES CORPORATION

                                By:  /s/ Michael Ager
                                     ----------------
                                     Michael Ager, CEO

                                CLIENT:

                                PHONE1GLOBALWIDE, INC.


                                By:  /s/ Dario Echeverry
                                     -------------------
                                     Dario Echeverry, CEO